EXHIBIT 23.1


CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 (Registration Number 333-31472) and related Prospectus of Surgical Safety Products Inc. for the registration of initially 20,038,097 shares of its common stock and to the incorporation by reference therein of our report dated March 12, 1999 relating to the financial statements which appear in the Annual Report on Form 10K for the year ended December 31, 1999.


                            /s/ Kerkering, Barbario & Co., P.A.
                            ----------------------------------
                            Kerkering, Barbario & Co., P.A.,
                            Independent Public Accountants.

Sarasota, Florida
April 3, 2000


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